EXHIBIT 4.1

                        SPECIMEN COMMON STOCK CERTIFICATE


                       [specimen common stock certificate]

Incorporated Under the Laws of the State of North Carolina

Number of Shares of Common Stock: _________________ of Weststar Financial Services Corporation $1.00 par value per share.

This Capital Stock of Weststar Financial Services Corporation is transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____ day of _______, 2000.


--------------------------                  --------------------------
President                                   Secretary

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Certificate Number:___________ for ____________ Shares of Capital Stock

For Value Received, _____________ hereby sell, assign, and transfer unto ___________ Shares of the Capital Stock represented by the within Certificate, said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: ______________, 2000.

In the presence of ___________________.